UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2005

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, The Stanley Works entered into an agreement with Fimilac, S.A. and Fimilac Investissements, S.A., to acquire all of Facom's outstanding shares held by Fimilac Investissements, S.A., for a purchase price of 410 million euro. Consummation of the transactions comtemplated by the agreement is subject to certain conditions to closing. The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 7, 2005, The Stanley Works issued a press release providing an update on its portfolio transition. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) 2.1 Agreement among The Stanley Works, Fimilac, S.A. and Fimilac Investissements, S.A. dated December 6, 2005.
99.1 Press release dated December 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

December 9, 2005	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement among The Stanley Works, Fimilac, S.A. and Fimilac Investissements, S.A. dated December 6, 2005.
99.1	Press release dated December 7, 2005.